Exhibit 10.2

EXECUTION VERSION

SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement (the “Agreement”) has been entered into this 29th day of August, 2012 (the “Effective Date”), by and among PENN NATIONAL GAMING, INC., a Pennsylvania corporation (“Senior Lender”), LAKES JAMUL DEVELOPMENT, LLC, a Minnesota limited liability company (“Lakes” and together with any Affiliates of Lakes, the “Subordinate Lender”), JAMUL INDIAN VILLAGE, a federally recognized Indian tribe (the “Tribe,” and together with any Affiliates of the Tribe, collectively the “Borrower”).

RECITALS

A.           Subordinate Lender has made loans to Borrower, and, following forgiveness of a portion so loaned, now holds three (3) separate promissory notes dated as of November 22, 2011 (each and together the “Original Subordinate Notes”) evidencing indebtedness of Borrower to Subordinate Lender.  The Original Subordinate Notes are secured by a certain Amended and Restated Security Agreement dated November 22, 2011 from Borrower in favor of Subordinate Lender (the “Subordinate Security Agreement”), and a certain Amended and Restated Dominion Account Agreement dated as of November 22, 2011, from Borrower in favor of Subordinate Lender (the “Subordinate Dominion Account Agreement,” and together with the Subordinate Security Agreement, the “Subordinate Collateral Agreements” and each a “Subordinate Collateral Agreement”).  The liens granted by Borrower pursuant to the Subordinate Collateral Agreements are perfected by UCC financing statements filed in the Office of the Secretary of State of the State of California (filing Nos. 11-7295463381, 11-7295463523, and 11-7295463907), the Office of the Recorder of Deeds of the District of Columbia (filing Nos. 2011128291, 2011128287 and 2011128286), and the Office of the Secretary of the Tribal Administration Office of the Tribe (which does not have filing Nos. but were filed on December 27, 2011).

B.           To date, the Project (as defined herein) has not been developed by Subordinate Lender, the Pre-Development, Development & Financing Arrangement Agreement dated November 22, 2011, between Borrower and Subordinate Lender (the “Lakes Development Agreement”) has been terminated, and Subordinate Lender has no intent or obligation to continue to pursue the development of the Project.  In addition, Subordinate Lender has not received any payment (interest, principal or otherwise) on the Original Subordinate Notes which, as a result of the termination of the Lakes Development Agreement, are now due and payable in full and continue to accrue interest as provided therein.

C.           Each of the documents evidencing and/or securing the Original Subordinate Notes (including but not limited to those documents referenced in Recital A) and any other obligation of Borrower to Subordinate Lender arising out of or relating to the Original Subordinate Notes or the Project, together with any additional advances and collateral loan and security documents hereafter executed and delivered to the holder thereof as further security for Borrower’s obligations under and with respect to the Original Subordinate Notes and the Project, are hereafter referred to collectively as the “Subordinate Loan Documents” and all amounts (interest, penalty, principal, costs, legal fees or otherwise) due under the Subordinate Loan Documents shall be referred to as the “Subordinate Loan.”

D.           In order to induce Senior Lender (i) to make certain loans to Borrower in respect to the Project, potentially return the Project to viability, provide Borrower with the possibility of a return on its investment, and to (ii) enter into development and other agreements with Borrower, Subordinate Lender has agreed to subordinate the Subordinate Loan Obligations and the liens securing such obligations to the Senior Loan Obligations and any and all liens granted under or in connection with the Senior Loan Documents, on the terms, provisions and conditions set forth herein, so that after giving effect to the provisions of this Agreement, and regardless of and notwithstanding the order of recording or filing or any subsequent events (other than those which expressly amend this Agreement), Senior Lender shall have a first priority lien on and security interest in the Collateral senior to the lien of Subordinate Lender, and Subordinate Lender has agreed to subordinate payments due under the Subordinate Loan Documents to payments due to Senior Lender under the Senior Loan Documents, on the terms, provisions and conditions set forth herein.  Subordinate Lender and Borrower acknowledge that Senior Lender would not enter into the Senior Loan Documents or advance the Senior Loan in the absence of the subordination of the Subordinate Loan Obligations and the liens securing such obligations as set forth in this Agreement.

E.           To date, Senior Lender has incurred significant expenses in conducting due diligence on the Project.  Senior Lender has also agreed to advance certain sums of monies to Borrower pursuant to terms and conditions set forth in the Pre-Development Agreement.  Further, Borrower contemplates additional borrowings from Senior Lender pursuant to terms, conditions and covenants to be set forth in Ancillary Agreements (as defined in the Pre-Development Agreement).  Any and all obligations of Borrower due to Senior Lender pursuant to promissory notes arising out of or relating to the Project (including but not limited to the Notes as defined in the Pre-Development Agreement), any related loan documents (including but not limited to any security agreements), the Pre-Development Agreement and any Ancillary Agreements all in an aggregate principal amount not to exceed $400,000,000 in any event are hereinafter referred to as the “Senior Loan,” with such agreements referred to herein as the “Senior Loan Documents.”

F.           As security for the Senior Loan, Borrower has executed and delivered to Senior Lender a security agreement (the “Senior Security Agreement”) of even date herewith and has authorized the filing of UCC financing statements intended to be filed in the Office of the Secretary of State of the State of California, the Office of the Recorder of Deeds of the District of Columbia, the Office of the Secretary of the Tribal Administration Office of the Tribe, and such other jurisdictions as deemed necessary or desirable by Senior Lender.  The Senior Security Agreement is intended, after giving effect to the provisions of this Agreement, to constitute a first lien on and security interest in, certain assets of Borrower, more particularly described on Exhibit A attached hereto (such assets may be referred to herein as the “Collateral”).

G.           The parties desire to enter into this Agreement to set forth Subordinate Lender’s agreement to subordinate its lien and security interest securing the Subordinate Loan to the lien and security interest securing the Senior Loan, on the terms, provisions and conditions set forth herein, so that after giving effect to the provisions of this Agreement, and regardless of and notwithstanding the order of recording or filing, Senior Lender shall have a first lien on and security interest in the Collateral senior to the lien on and security interest in the Collateral of Subordinate Lender, and Subordinate Lender shall have agreed to subordinate payments due under the Subordinate Loan Documents to payments due to Senior Lender under the Senior Loan Documents, on the terms, provisions and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and to fulfill Subordinate Lender’s covenants given to induce Senior Lender to make the Senior Loan, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Definitions and Acknowledgements.

(a)           Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth below:

(i)           “Acceptance Date” shall mean the date on which a written determination is made by the NIGC that (1) any Management Agreement is a permissible management contract within the meaning of IGRA, and/or (2) the Ancillary Agreements are not management contracts within the meaning of IGRA, do not require the approval of the NIGC or satisfaction of other conditions in order to be valid, and do not violate IGRA’s “sole proprietary interest” requirements.

(ii)          “Affiliates” shall mean any Person that directly or indirectly through one or more intermediaries owns a substantial part of, controls or is controlled by, or is under common control with the Person specified, including but not limited to parties, subsidiaries, related parties, successors and assigns.  For this purpose, “control” of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by or through ownership of voting securities or the right to vote (or to direct the manner of voting of such Person) pursuant to law, agreement or otherwise.  With respect to the Tribe, the term “Affiliate” includes without limitation the Authority, which was jointly and severally obligated on the Subordinated Loan Obligations but which has been dissolved by the Tribe.

(iii)         “Ancillary Agreements” means the Development Agreement and any other ancillary Project agreements (as deemed necessary, advisable or appropriate by the parties, including but not limited to a possible Management Agreement).

(iv)         “Authority” means the Jamul Gaming Authority.

(v)          “Development Agreement” shall mean the agreement of the Tribe and the Senior Lender relating to the scope of work, plan and budget for development the Project, as more particularly described in the Pre-Development Agreement.

(vi)         “Gaming” means the offering or conduct of gaming and gambling activities, or the use of gaming devices, equipment and supplies in the operation of a casino or other enterprise.

(vii)        “Gaming Facility” shall have the meaning set forth in Exhibit A attached hereto.

(viii)       “IGRA” means the Indian Gaming Regulatory Act of 1988, Public Law 100-497, 25 U.S.C. § 2701 et seq. and the regulations promulgated thereunder.

(ix)          “Initial Payment Date” shall mean thirty (30) days after the Opening Date.

(x)           “Insolvency Proceeding” means any: (i) bankruptcy, receivership, insolvency, liquidation, reorganization, composition, assignment for the benefit of creditors or similar proceeding relating to Borrower or the Collateral; or (ii) proceeding for any liquidation, liquidating distribution, dissolution or other winding-up of Borrower; or (iii) marshalling of the assets or liabilities of Borrower; in each case, whether voluntary or involuntary and regardless of whether instituted under federal, state, tribal or other law.

(xi)          “Lien” means: (i) any interest in property securing an obligation owed to or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including a security interest, charge, claim or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (ii) to the extent not included in clause (i), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (iii) any contingent or other agreement to provide any of the foregoing.

(xii)         “Management Agreement” shall mean an agreement, if any, between the Tribe and the Senior Lender for the Senior Lender to manage, operate and maintain the Gaming Facility on behalf of the Tribe.  For the avoidance of doubt, nothing in this Agreement shall obligate any party to enter into any Management Agreement.

(xiii)        “NIGC” means the National Indian Gaming Commission.

(xiv)        “Opening Date” shall mean the first day on which Gaming is offered to or conducted by the general public at the Gaming Facility.

(xv)         “Paid In Full” shall mean that the Senior Loan Obligations have been indefeasibly paid in full in cash or other immediately available funds and any commitment of Senior Lender to make further advances has been terminated.

(xvi)        “Permitted Court” shall mean the United States District Court for the Southern District of California (and any and all courts of the United States of America to which appeals relating to such decisions may be made) or the Superior Court of California for the County of San Diego (and any and all courts of the State of California or the United States of America to which appeals relating to such decisions may be made), provided that: (i) if the United States District Court for the Southern District of California determines that it does not have jurisdiction and the Superior Court of California for the County of San Diego determines that it does not have jurisdiction, then "Permitted Court" shall mean any court of the State of California having general jurisdiction (and any and all courts of the State of California or the United States of America to which appeals relating to such decisions may be made); and (ii) if (and only if) each of the foregoing courts determines that it does not have jurisdiction, then "Permitted Court" shall mean the Jamul Tribal Court.

(xvii)       “Person” shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

(xviii)      “Pre-Development Agreement” shall mean that certain Pre-Development Agreement dated of even date herewith between the Tribe and Senior Lender.

(xix)         “Project” shall mean the development, entitlement and construction of a gaming facility and related ancillary facilities on that certain property of the Tribe’s, consisting of approximately six (6) acres of reservation land located in the State of California, and more particularly described in the Pre-Development Agreement.

(xx)          “Senior Loan Default” shall mean a default or Event of Default (as that term is defined in the Senior Loan Documents or any of them) under any Senior Loan Document.

(xxi)         “Senior Loan Obligations” shall mean any and all obligations and advances arising out of or related to the Senior Loan Documents, without regard to the application of the proceeds of any such advances, in an aggregate principal amount not to exceed $400,000,000, together with all interest, prepayment premiums and other sums (including but not limited to closing costs, legal fees and costs, and any and all related expenses) arising out of or related to the Senior Loan Documents.

(xxii)        “Subordinate Loan Obligations” shall mean any and all obligations and advances arising out of or related to the Subordinate Loan Documents, without regard to the application of the proceeds of any such advances, together with all interest, prepayment premiums and other sums (including but not limited to closing costs, legal fees and costs, any and all related expenses) arising out of or related to the Subordinate Loan Documents, and any other debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Subordinate Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

(b)           Acknowledgements.  Each of Senior Lender, Subordinate Lender and Borrower acknowledge, agree and confirm as follows:

(i)           As used in the Subordinate Collateral Agreements, the terms “Project” and “Gaming Facility” shall be deemed to include, without limitation, the Project and Gaming Facility as defined herein, such that each of Senior Lender and Subordinate Lender hold liens and security interests in assets of Borrower relating to the same Project and Gaming Facility.

(ii)           References to the Subordinate Loan Documents herein shall be deemed to refer to the Subordinate Loan Documents as amended as contemplated by Section 4(b) of this Agreement and as further amended from time to time in accordance with Section 25(b) of this Agreement.

2.           Subordination of Lien and Loan Obligations.

(a)           A Lien on Collateral securing any Senior Loan Obligation will at all times be senior and prior in all respects to a Lien on such Collateral securing any Subordinate Loan Obligation, and a Lien on Collateral securing any Subordinate Loan Obligation will at all times be junior and subordinate in all respects to a Lien on such Collateral securing any Senior Loan Obligation.

(b)           This Section 2 shall apply as between Subordinate Lender and Senior Lender (and none of Borrower, any receiver or trustee for Borrower nor any third party other than the respective successors and assigns of Subordinate Lender and Senior Lender shall have the right to benefit therefrom), notwithstanding: (i) the availability of other collateral to Senior Lender or the actual date and time of execution, delivery, recordation, filing or perfection of the Senior Loan Documents, or the lien or priority of payment thereof; (ii) the fact that the Senior Loan is or may be subordinated, avoided or disallowed, in whole or in part under Title 11 of the United States Code (the “Bankruptcy Code”) or other applicable federal, state or tribal law; (iii) the modification of a Senior Loan Obligation or a Subordinate Loan Obligation; (iv) the modification of a Senior Loan Document or a Subordinate Loan Document; (v) the subordination of a Lien on Collateral securing a Senior Loan Obligation to a Lien securing another obligation of any other Person that is permitted under the Senior Loan Documents as in effect on the date hereof or secures a debtor in possession financing deemed consented to by Subordinate Lender pursuant to Section 26 of this Agreement;  (vi) the exchange of a security interest in any Collateral for a security interest in other Collateral; (vii) the commencement of any Insolvency Proceeding; or (viii) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a grantor in respect of a Senior Loan Obligation or a Subordinate Loan Obligation or holder of any such Obligation.

(c)           In the event of an Insolvency Proceeding, and in addition to any other rights under this Agreement, Borrower and Subordinate Lender agree that the Senior Loan Obligations shall include all interest accrued on the Senior Loan, in accordance with and at the rates specified in the Senior Loan Documents, both for periods before and for periods after the commencement of any such Insolvency Proceeding, even if the claim for such interest is not allowed pursuant to applicable law.

3.           All Rights Subordinate.  In addition, without limiting the terms of the foregoing Section 2, Subordinate Lender agrees that all interests and rights of the Subordinate Lender under the Subordinate Loan Documents in and to the Collateral and the proceeds thereof shall be expressly subject and subordinate:

(a)           To the interests and rights of Senior Lender under the Senior Loan Documents and in and to the Collateral and the proceeds thereof on the terms set forth in the Senior Loan Documents; and

(b)           To all interest (including interest at the default rate), and to the prepayment premium(s), and to any and all advances made and other expenses incurred under, and as permitted in, the Senior Loan Documents, including, but not limited to, closing costs, legal fees and costs, and any and all related expenses.

4.           Subordination of Subordinate Lender’s Right to Receive Payments; Amendments to Subordinate Loan Documents.  Except as expressly set forth in this Section 4, until the Senior Loan Obligations have been Paid in Full, Borrower will not make, give or permit, directly or indirectly, in any manner, in cash or other property, by setoff or otherwise, any payment, prepayment or additional security of or for all or any part of the Subordinate Loan and/or any other purpose whatsoever, and Borrower shall not make and Subordinate Lender shall not accept any payments whatsoever, including, without limitation, interest or principal, with respect to the Subordinate Loan.  Notwithstanding the foregoing or anything to the contrary in the Subordinate Loan Documents:

(a)           Borrower and Subordinate Lender hereby agree and acknowledge that the outstanding balance of the Subordinate Loan as of the Effective Date is $60,000,000, which amount includes the unpaid principal indebtedness, all accrued and unpaid interest, penalties, and fees, any Capitalized Interest (as defined in the Subordinate Notes) and any principal amounts that Subordinate Lender may have internally adjusted.  It is further agreed and acknowledged that this amount shall represent the new, aggregate unpaid principal amount under the Subordinate Loan as of the Effective Date (“New Subordinate Principal Amount”).   Borrower and Subordinate Lender further agree that the New Subordinate Principal Amount shall be increased to $61,000,000, effective on the third anniversary of the Acceptance Date, if the Opening Date has not been achieved on or before the third anniversary of the Acceptance Date.  Borrower and Subordinate Lender further agree and acknowledge that notwithstanding anything to the contrary in the Subordination Loan Documents, interest on the New Subordinate Principal Amount, as of the Effective Date and at all times thereafter until the Senior Loan Obligations have been Paid In Full, shall accrue at a simple rate of Four-and-One-Quarter percent (4.25%) per annum;

(b)           Until the Senior Loan Obligations have been Paid in Full, no payments (whether of principal, interest, fees, charges, or otherwise) shall be made to Subordinate Lender under the Subordinate Loan except that, so long as (i) no Senior Loan Default has occurred and is continuing and (ii) without limiting the foregoing, all accrued and unpaid interest under the Senior Loan Documents and any other payments and charges due under the Senior Loan Documents (whether by reason of acceleration or otherwise) have been paid to Senior Lender, the Borrower may pay, and the Subordinate Lender may accept, quarterly payments of accrued and unpaid interest on the Subordinate Loan, in arrears, pursuant to the terms of the Subordinate Loan Documents, but in any event in an amount not to exceed the amount described in Section 4(a);

(c)           Without limiting the foregoing, no payments of principal of, or fees or other charges related to, the Subordinate Loan shall be made to Subordinate Lender until such time as the Senior Loan Obligations have been Paid In Full.

If Subordinate Lender receives any payment in violation of the foregoing provisions, such payment shall be deemed received in trust for Senior Lender, and Subordinate Lender shall promptly deliver such payment to Senior Lender in accordance with the provisions of Section 10 hereof.

Borrower and Subordinate Lender agree, and Senior Lender acknowledges, that (i) to the extent of any inconsistency between this Agreement and the Subordinate Loan Documents, this Agreement shall control, and (ii) within 30 days after the Effective Date, the Borrower and the Subordinate Lender will enter into written agreements amending or amending and restating the Subordinate Loan Documents in such a manner as to be consistent with this Agreement (including, without limitation, as to principal amount, interest rate, and maturity), which written agreements shall be in form and substance acceptable to the Senior Lender in its reasonable discretion.  Borrower and Subordinate Lender acknowledge and agree that failure to enter into the amendments described in clause (ii) shall constitute a Senior Loan Default.

5.           Standstill Agreement.  Subordinate Lender shall not take any Enforcement Action Against Collateral until the earliest of (a) the date that the Senior Loan Obligations have been Paid In Full, (b) if the Opening Date has not been achieved on or before the sixth anniversary of the Effective Date, or (c) 90 days following the date that the Subordinate Lender has given written notice to the Senior Lender that Subordinate Lender believes Senior Lender has not used good faith efforts to achieve the Opening Date, and Senior Lender fails to cure such occurrence within such 90 day period; provided, however, that such notice may be given only after the fourth anniversary following the Effective Date.  As used in this Agreement, the term “Enforcement Action Against Collateral” shall mean (i) the taking of any enforcement action or exercising or implementing any remedies or claims, whether specified in the Subordinate Loan Documents or otherwise, against, or the taking of possession or control of, any of the Collateral, or (ii) otherwise objecting to or contesting in any proceeding (including in an Insolvency Proceeding) the validity, enforceability, extent, perfection or priority of any Lien securing the Senior Loan Obligations or this Agreement.  For the avoidance of doubt, if Subordinate Lender receives any payment, whether in cash or other property, as a result of an Enforcement Action Against Collateral, such payment shall be deemed received in trust for Senior Lender, and Subordinate Lender shall promptly deliver such payment to Senior Lender in accordance with the provisions of Section 10 hereof, until the Senior Loan Obligations have been Paid In Full.

6.           Default of Borrower under Senior Loan Documents.

(a)           The occurrence of a Senior Loan Default shall impose no duty on Senior Lender to take any action against Borrower or to pursue any remedies against Borrower under the Senior Loan Documents or otherwise.  Subordinate Lender hereby waives any right it may have to require that Senior Lender marshal any assets of Borrower or to follow any particular order of realization with respect to the Collateral and any other collateral for the Senior Loan or any particular order or manner of enforcement of remedies with respect to the Senior Loan whether pursuant to the Senior Security Agreement or any other Senior Loan Document.  Subordinate Lender agrees that Senior Lender may exercise any and all of its rights and remedies under the Senior Loan Documents by reason of any Senior Loan Default, without notice to Subordinate Lender.

(b)           Subordinate Lender shall not object to or otherwise hinder, obstruct or interfere with the exercise by Senior Lender of any of its rights and remedies under the Senior Loan Documents, in law or in equity following a Senior Loan Default.  Senior Lender will provide notice of a Senior Loan Default to Subordinate Lender, but failure to provide such notice shall not affect the subordination described herein or any other rights of Senior Lender hereunder.

(c)           Subordinate Lender (in its capacity as Subordinate Lender) hereby consents and agrees that any lawful action taken by or on behalf of Senior Lender in the exercise of Senior Lender’s rights and/or remedies under the Senior Loan Documents are hereby deemed to be consented to and approved by the Subordinate Lender in all respects.

7.           No Prior Liens; Subrogation; Payment of Subordinate Loan.

(a)           Subordinate Lender shall not acquire by subrogation, contract or otherwise any lien upon or other estate, right or interest in the Collateral or any rents or revenues therefrom which, after giving effect to the provisions of this Agreement, is or may be prior in right to or on parity with the Senior Security Agreement or any extension, consolidation, modification or supplement thereto.

(b)           After Payment in Full of the Senior Loan Obligations, the Subordinate Loan Obligations may be paid in accordance with the Subordinate Loan Documents, so long as such payment does not at the time of such payment or thereafter interfere with any payments due to Senior Lender under any Management Agreement that may then exist.

8.           Casualty; Maintenance of Business Interruption Insurance; Condemnation.

(a)           Subordinate Lender hereby subordinates all of Subordinate Lender’s right, title, interest or claim, if any, in and to the proceeds of all policies of insurance covering the Collateral and in furtherance thereby, hereby waives the right to be named as loss payee, mortgagee or otherwise on such policies.  Subordinate Lender hereby agrees that Senior Lender may apply the proceeds of all such policies to the indebtedness secured by the Senior Loan Documents or make any other disposition thereof (including releases to Borrower for the purpose of repair, replacement, or restoration of the Collateral), in accordance with the terms, conditions and provisions of the Senior Security Agreement.  In furtherance of and not in limitation of the foregoing, Subordinate Lender agrees to endorse to the order of Senior Lender any check(s) for insurance proceeds received by Subordinate Lender.

(b)           Without limiting any requirement for insurance in either the Senior Loan Documents or the Subordinate Loan Documents, Borrower agrees at all times after the Opening Date to maintain business interruption insurance in an amount sufficient to service the Senior Loan and to make interest payments on the Subordinate Loan.

(c)           Subordinate Lender hereby subordinates all of Subordinate Lender’s right, title, interest or claim, if any, in and to all awards or other compensation made for any taking or condemnation of any part of the Collateral.  Subordinate Lender hereby agrees that Senior Lender may apply all such awards or compensation to the indebtedness secured by the Senior Loan Documents or make any other disposition thereof (including releases to Borrower for the purpose of repair or restoration of the Collateral) in accordance with the terms, conditions and provisions of the Senior Security Agreement.

9.           Approvals and Consents.  Without limiting any other term, provision or condition of this Agreement, all rights, elections, approvals and consents exercised, given or made by Senior Lender under the Senior Loan Documents which may also be exercised, given or made by Subordinate Lender under the Subordinate Loan Documents shall be deemed automatically and irrevocably agreed to by Subordinate Lender on the terms and conditions (if any) specified by Senior Lender as if Subordinate Lender had in fact exercised such right, made such election, given such approval or consent or omitted to take such action under the specific terms of the Subordinate Loan Documents.

10.           Delivery of Payments.   If any payment or distribution of security or the proceeds of any thereof is collected or received by Subordinate Lender in respect of the Subordinate Loan in contravention of any term, condition or provision of this Agreement, Subordinate Lender immediately will deliver the same to Senior Lender, in precisely the form received (except for the endorsement or the assignment by Subordinate Lender where necessary), and, until so delivered, the same shall be held in trust by Subordinate Lender as the property of Senior Lender.  As between Subordinate Lender and Borrower, such payment shall not be deemed a payment on the Subordinated Loan.

11.           Modification of Senior Loan Documents.  Subordinate Lender agrees that, without any notice to or consent by Subordinate Lender, without limiting or diminishing any rights or remedies of Senior Lender hereunder, and without any other action on the part of Senior Lender in respect of Subordinate Lender:

(a)           any demand for payment of the Senior Loan made by Senior Lender may be rescinded, and the Senior Loan, the Senior Loan Documents, the liability of Borrower with respect thereto and any collateral security therefor and any guaranty thereof may from time to time be renewed, amended, modified, accelerated, compromised, waived, surrendered or released, subject in all cases to the aggregate principal amount of the Senior Loan not exceeding $400,000,000 in any event;

(b)           the terms and conditions upon which the Senior Loan was or may hereafter be incurred and the instruments evidencing the same and the Senior Loan Documents, including collateral security documents and guaranties, may be amended or modified from time to time, including, without limitation, to increase principal or interest rates thereunder, extend or accelerate the maturity date or other due dates for payment, and any other amendment or modification agreed to by Senior Lender and Borrower (provided, however, that the principal amount of the Senior Loan Obligations may not exceed $400,000,000 in the aggregate without the written consent of Subordinate Lender);

(c)           any collateral security held by Senior Lender at any time for the payment of the Senior Loan may be sold, exchanged, waived, surrendered or released;

(d)           any person may be released from liability for the payment or collection of any amounts payable under the Senior Loan, the Senior Loan Documents or any related collateral security documents, including, without limitation, any guarantor thereof; and

(e)           Senior Lender may exercise or refrain from exercising any right against Borrower and any other person, including, without limitation, any guarantor, and waive any default or Event of Default under the Senior Loan.

12.           Further Assurances.  Subordinate Lender and Borrower each will, at Borrower’s expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Senior Lender may reasonably request, in order to protect any right or interest granted hereby or to enable Senior Lender to exercise and enforce its rights and remedies hereunder, and to confirm that the Subordinate Loan Documents remain subject to the Senior Loan Documents in accordance with the provisions hereof.

13.           Senior Loan Documents Control.  To the extent that any rights or remedies under the Senior Loan Documents limit, preclude or preempt the rights or remedies of the holder of the Subordinate Loan Documents with respect to the Collateral, then the rights or remedies in the Senior Loan Documents with respect to the Collateral shall control and supersede all Subordinate Loan Documents and Subordinate Lender shall do no act or deed which either directly or indirectly adversely affects the rights or remedies of the holder of the Senior Loan Documents with respect to the Collateral.  Nothing herein shall contradict the Pre-Development Agreement or Ancillary Documents or obligate Senior Lender to pursue, advance or otherwise proceed with the Project.  Each of Subordinate Lender and Senior Lender agrees to hold all Collateral that is in its respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either, as applicable) as agent for itself and the other solely for the purpose of perfecting the security interest granted to each in such Collateral.  The duties or responsibilities of each are and shall be limited solely to holding or maintaining control of the Collateral as agent for itself and the others for purposes of perfecting the lien and security interest of each, and neither shall be deemed thereby to be a fiduciary of any kind for the other.

14.           Waiver of Notice, Etc.  For purposes of this Agreement, Subordinate Lender and Borrower each hereby waive promptness, diligence, notice of acceptance and any other notice (other than notices expressly required of Senior Lender pursuant to this Agreement or the Senior Security Agreement) with respect to the Senior Loan, the Senior Security Agreement, the other Senior Loan Documents and this Agreement, and Subordinate Lender hereby waives any requirement that Senior Lender protect, secure, perfect or take any other measures with respect to any security interest or lien on any property subject thereto or exhaust any right or take any action against Borrower or any other person or entity or the Collateral or any collateral.

15.           Representations, Warranties and Covenants.

A.           Of Subordinate Lender.  Subordinate Lender represents, warrants and covenants to Senior Lender that:

(a)           The outstanding balance of the Subordinate Loan as of the Effective Date is as described in Section 4(a).

(b)           Exhibit B contains a full and complete list of all of the Subordinate Loan Documents and any agreements where the Tribe has any obligation to Subordinate Lender, including any existing amendments or modifications thereof.

(c)           Subordinate Lender has the power and authority to execute, deliver and perform this Agreement.

(d)           This Agreement has been duly authorized by all necessary action of Subordinate Lender, has been duly executed and delivered by Subordinate Lender and constitutes the valid and binding obligations of Subordinate Lender enforceable against Subordinate Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(e)           Neither the execution, delivery or performance by Subordinate Lender of this Agreement nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Subordinate Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which Subordinate Lender is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the organizational documents of Subordinate Lender.

(f)           No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by Subordinate Lender of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to Subordinate Lender.

(g)           The Project is a highly speculative development and gaming project and that no assurances (verbal, written or otherwise) are being or have been provided by any Person (including Borrower and Senior Lender) as to the success and/or failure of the Project.

(h)           Subordinate Lender will have no decision-making authority or influence in respect to the Project or Senior Lender or Borrower, and will not undertake any action (or cause any action to be taken) that will directly or indirectly interfere with, hinder or delay the Project, Senior Lender or Borrower.

(i)           Subordinate Lender will fully cooperate in good faith with Senior Lender with respect to any future third-party financing arrangements obtained by Senior Lender for the Project, provided such cooperation shall not be construed as requiring Subordinate Lender to make concessions inconsistent with its rights under the Subordinate Loan Documents, subject to the provisions of this Agreement, or to make expenditures or incur costs in connection therewith.

(j)           To the knowledge of Subordinate Lender, the facts set forth in the recitals to this Agreement are true and complete in all respects.

(k)           As of the Effective Date, other than the New Subordinate Principal Amount, Borrower has no obligations, debts, or liabilities of any type to Subordinate Lender, whether direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.  Until the Senior Loan Obligations have been Paid in Full, Subordinate Lender shall promptly release any obligations, debts, or liabilities of Borrower as may arise after the Effective Date other than such portion of the New Subordinated Principal Amount and interest accrued thereon as remain unpaid from time to time (which shall remain outstanding), and, upon demand by the Senior Lender, shall provide to Senior Lender evidence of such release in form and substance acceptable to Senior Lender.  For the avoidance of doubt, at all times prior to such release, or to the extent any such release has not taken effect, all such other obligations, debts, or liabilities shall be Subordinated Loan Obligations for all purposes hereunder.

B.           Of Senior Lender.  Senior Lender represents and warrants to Subordinate Lender that:

(a)           This Agreement has been duly authorized by all necessary action of Senior Lender, has been duly executed and delivered by Senior Lender and constitutes the valid and binding obligations of Senior Lender enforceable against Senior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)           Neither the execution, delivery or performance by Senior Lender of this Agreement nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Senior Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which Senior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the organizational documents of Senior Lender.

(c)           No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by Senior Lender of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to Senior Lender.

(d)           To the knowledge of Senior Lender, the facts set forth in the recitals to this Agreement are true and complete in all respects.

(e)           Senior Lender has the power and authority to execute, deliver and perform this Agreement.

C.           Of Borrower.  Borrower represents and warrants to Subordinate Lender and Senior Lender that:

(a)           Exhibit B contains a full and complete list of all of the Subordinate Loan Documents, including any existing amendments or modifications thereof.  The Authority has been dissolved by the Tribe, and, in connection therewith, the Tribe has been assigned all of the Authority’s assets and the Tribe has assumed all of the Authority’s obligations.  The dissolution of the Authority does not impair in any way the Tribe’s obligations with respect to the Subordinated Loan Obligations, for which the Tribe remains indebted without defense, offset or counterclaim.

(b)           Borrower has the power and authority to execute, deliver and perform this Agreement.

(c)           This Agreement has been duly authorized by all necessary action of Borrower, has been duly executed and delivered by Borrower and constitutes the valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)           Neither the execution, delivery or performance by Borrower of this Agreement nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the organizational documents of Borrower.

(e)           No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by Borrower of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to Borrower.

16.           Notices.  Any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) delivered by an overnight delivery service of national reputation or (c) transmitted by postage prepaid registered or certified mail, return receipt requested, to the parties as follows:

To Borrower:
Chairman of the Tribal Council
The Jamul Indian Village
14191 Highway 94
Jamul, CA 91935

With a copy to:
Lewis and Roca LLP
40 North Central Street
Phoenix, AZ 85004
Attn: Stephen Hart, Esquire

To Senior Lender:
Penn National Gaming Inc.
825 Berkshire Boulevard
Wyomissing, PA 19610
Attn: Carl Sottosanti

With a copy to:
Brownstein Hyatt Farber Schreck LLP
100 North City Parkway, Suite 1600
Las Vegas, NV 89106-4614
Attn: Jennifer Carleton, Esquire

To Subordinate Lender:
Lakes Jamul Development, LLC
130 Cheshire Lane
Minnetonka, MN 55305
Attn: Tim Cope

With a copy to:
Gray Plant Mooty
500 IDS Center
80 South Eighth Street
Minneapolis, MN 55402-3796
Attn: Daniel R. Tenenbaum, Esq.

All notices and other communications shall be deemed to have been duly given on (i) the date of delivery if personally delivered, (ii) the business day after mailing if by overnight delivery service or (iii) two (2) business days following sending by registered or certified mail, return receipt requested.  Any party may change its address for purposes hereof by notice to the other parties given in accordance with the provision hereof.

17.           No Waiver.  No failure to exercise and no delay in exercising on the part of Senior Lender of any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Agreement and in any of the Senior Loan Documents and all other instruments and documents referred to therein shall be cumulative and shall not be exclusive of any rights or remedies provided by law, and may be exercised in the sole discretion of Senior Lender at any time, in any manner and in any order.  No right of Senior Lender to enforce the provision contained in this Agreement shall be impaired by any act or failure to act by Borrower or Subordinate Lender.

18.           Authorization and Limited Waiver Resolution; Dispute Resolution.  This Agreement shall be subject to the dispute resolution procedures contained in the Pre-Development Agreement and the limited waiver of sovereign immunity contained in the Authorization and Limited Waiver Resolution of the Tribe.  Each of the parties agrees to execute, deliver, and if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the Bureau of Indian Affairs, the office of the Interior Solicitor, the NIGC, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the parties under this Agreement or any other agreement or document related hereto.

19.           Jurisdiction.  Each of the parties hereby (a) submits to the jurisdiction of the Permitted Court for purposes of enforcing this Agreement in the manner provided herein, and (b) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any suit, action, proceeding or dispute properly brought or maintained before the Permitted Court in accordance with this Agreement, any claim that (i) such party is not subject personally to the jurisdiction of the Permitted Court, (ii) such party is immune from extraterritorial injunctive relief, (iii) such suit, action, proceeding or dispute may not be brought or maintained in the Permitted Court, or should be dismissed on the grounds of forum non conveniens, or should be transferred to any court other than the Permitted Court, or (iv) that this Agreement or the subject matter hereof may not be enforced in or by the Permitted Court.

20.           Termination.  This Agreement shall terminate and cease to be of any further force or effect upon (a) Payment In Full of the Senior Loan Obligations, and the fulfillment of the conditions to the release of the Senior Security Agreement, (b) if no Senior Loan Obligations are then outstanding, then upon Senior Lender’s termination of the Pre-Development Agreement not otherwise related to a breach or attempted breach of the Pre-Development Agreement by Borrower or a breach or attempted breach of this Agreement by Subordinate Lender or Borrower; provided, however, that (a) this Agreement shall continue to be effective, or be reinstated, as the case may be, subject to applicable law, if at any time payment of all or any part of the Senior Loan Obligation is rescinded or otherwise must be restored or returned by Senior Lender as though such payment had not been made, and (b) Sections 7(b) and 28, together with all covenants made by Borrower in favor of Subordinate Lender herein, shall survive termination of this Agreement, or (c) if Senior Lender has invested and/or entered into a written contractual commitment that has not been terminated to invest, in the aggregate, money in the Project in an amount equal to or less than $5,000,000 and Senior Lender has taken no material action to pursue the Project for a period of six months or more, then Subordinate Lender may provide Senior Lender with written notice that it intends to terminate this Agreement.  If Senior Lender does not diligently pursue development of the Project within 90 days, Subordinate Lender may terminate this Agreement after the expiration of such 90 day period.

21.           Assignment.

(a)           Without the prior written consent of Senior Lender, (i) Borrower may not sell, transfer, convey or assign any of its rights or delegate or transfer any of its obligations under this Agreement, and (ii) Subordinate Lender may not sell, transfer, convey or assign any of its right, title or interest in or to the Subordinate Loan except to Senior Lender or to a third party who takes such right, title or interest subject to all of the terms and conditions of this Agreement.  Subordinate Lender hereby acknowledges and agrees, and any transferee or assignee of (or participant in) any interest in the Subordinate Loan shall be deemed, by and upon accepting such interest, to have acknowledged and agreed, that (i) any transfer, assignment or grant of a participation in the Subordinate Loan (or an interest therein) shall be subject to the limitations, conditions and other provisions of applicable gaming laws, rules and regulations, (ii) the holder of the Subordinate Loan (or an interest therein) may be required to comply with registration, licensing, qualification or other requirements under applicable gaming laws, rules and regulations, and (iii) if the holder of the Subordinate Loan (or an interest therein) fails to comply, within the prescribed time period, with any requirement imposed by gaming authorities under applicable gaming laws, certain penalties may apply, including mandatory redemption or disposition of such holder's interest in the Subordinate Loan.

(b)           If the Senior Lender sells, assigns or transfers any of its right, title and interest under the Senior Security Agreement, then any assignee shall be entitled to all the benefits of this Agreement.  Senior Lender shall provide Subordinate Lender with notice of any intention of Senior Lender to sell, transfer, convey or assign any of its right, title or interest in or to the Senior Loan and/or the Senior Security Agreement; provided, however, that no such notice shall be required as to any participation agreement or following the occurrence and during the continuance of any Event of Default.

22.           No Third Party Beneficiaries.  Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of anyone other than Senior Lender and Subordinate Lender.

23.           No Fiduciary Duty; No Liability.  Subordinate Lender agrees that Senior Lender has no fiduciary duty or any other duty to Subordinate Lender, and shall have no liability to Subordinate Lender except as expressly described herein in connection with the administration of the Senior Loan and Subordinate Lender agrees never to assert any such claims.

24.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

25.           General.

(a)           Without in any way limiting the foregoing provisions of this Agreement, Borrower hereby covenants that it will not make any payment on account of or recognize any forgiveness, assignment or transfer of, or give any security for, the Subordinate Loan except in accordance with the provisions of this Agreement, until the termination of this Agreement pursuant to the terms hereof.

(b)           Except as expressly permitted in this Agreement, until the Senior Loan Obligations have been Paid In Full, Borrower and Subordinate Lender shall not further modify, amend or supplement any of the Subordinate Loan Documents in any manner that would increase the amounts due, increase the interest rate, or accelerate the due date of any payment of principal or interest under the Subordinate Loan Documents without the prior consent of Senior Lender, which consent may be granted or withheld at the sole discretion of Senior Lender.  For avoidance of doubt, this Section 25(c) does not preclude or limit Borrower and Subordinate Lender from modifying, amending or supplementing any of the Subordinate Loan Documents if and to the extent any such modification, amendment or supplement is expressly contemplated by this Agreement or is or would be effective only after the Senior Loan Obligations have been Paid in Full.

(c)           The purpose of this Agreement is to define the relative rights of Senior Lender and Subordinate Lender, and Borrower agrees that this Agreement shall not impair or otherwise affect in any way the obligations of Borrower to the payment of the principal and interest under the Senior Loan Documents or the Subordinate Loan Documents, and to comply with all of the terms, covenants and conditions thereof except as otherwise modified by this Agreement, which obligations are absolute and unconditional.

(d)           If any provisions of this Agreement shall conflict with any provision of the Subordinate Loan Documents or the Senior Loan Documents, then the provisions of this Agreement shall control.

(e)           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

26.           Insolvency Proceedings.  This Agreement is a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code and will continue in full force and effect during any Insolvency Proceeding, including, without limitation, after the filing of any petition by or against Borrower under the Bankruptcy Code and all converted or succeeding cases in respect thereof.  All references herein to Borrower shall be deemed to apply to Borrower as debtor-in-possession and to any trustee for Borrower.  Upon and after the commencement of a case under the Bankruptcy Code pertaining to Borrower:  (a) Subordinate Lender shall not support any application for, or consent to, any arrangement that would result in Subordinate Lender obtaining a Lien on the Collateral that is senior to or pari passu with the Lien of Senior Lender on such Collateral; (b) Subordinate Lender shall assign all of its rights to Senior Lender to vote in any such case under the Bankruptcy Code any and all claims of Subordinate Lender with respect to the Collateral, and Subordinate Lender hereby appoints Senior Lender as its agent, and grants to Senior Lender an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to Subordinate Lender in connection with any Collateral, including the right to file and/or prosecute any claims, to vote to accept or reject a plan, or to make any election under Section 1111(b) of the Bankruptcy Code.  Upon any distribution to creditors of Borrower in any Insolvency Proceeding, Senior Lender shall be entitled to receive indefeasible payment in full in cash or other immediately available funds of all Senior Loan Obligations (including interest as set forth in Section 2(c) above, whether or not such interest is an allowable claim in any such proceeding).

27.           Agreement by Borrower.  By its execution of this Agreement, Borrower agrees to be bound by the terms hereof, to observe the lien priorities set forth herein and to conduct its affairs consistently with the terms hereof.

28.           Minimum Guaranteed Payment; Management Fees.  In the event a Management Agreement is entered into between the Senior Lender and Tribe, Subordinate Lender agrees that the Subordinate Loan Obligations, including any payment in respect of Subordinate Loan Obligations constituting proceeds of the Collateral, shall be expressly subject and subordinate to (a) the interests and rights of the Tribe to a minimum guaranteed payment, as required pursuant to 25 CFR 531.1(f), in an amount not to exceed $12,000,000 per year, and (b) any management fees payable to the Senior Lender, each as provided within such Management Agreement.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Borrower: JAMUL INDIAN VILLAGE

By:	/s/ Raymond Hunter
Name:	Raymond Hunter
Title:	Chairman

And:	/s/ Erica M. Pinto
Name:	Erica M. Pinto
Title:	Vice Chairperson

Subordinate Lender: LAKES JAMUL DEVELOPMENT, LLC

By:	/s/ Damon Schramm
Name:	Damon Schramm
Title:	Secretary

Senior Lender: PENN NATIONAL GAMING INC.

By:	/s/ Robert S. Ippolito
Name:	Robert S. Ippolito
Title:	VP/Secretary/Treasurer

EXHIBIT A

Description of Collateral

All “Net Revenues” and “Furnishings and Equipment” with terms as defined herein.

“Net Revenues” means, with respect to any period of time, all revenues from the business operations conducted in the Gaming Facility (whether in the form of accounts, general intangibles, payment intangibles, cash, or deposit accounts) including without limitation (i) revenues from the operation of any hotel, restaurant, food and beverage service, retail outlet, meeting space, swimming pool, fitness center, childcare, kids arcade and any other commercial business areas located on the Gaming Facility Site to be included in such business operations’ total revenues for that period, and (ii) any monies received by any Tribal Authority or the Tribe as damages or settlement recovery in connection with any litigation involving actions based upon any dispute concerning the Compact or the right of any Tribal Authority or the Tribe to conduct Gaming on any lands held or to be acquired by either for such purposes, but less (a) Operating Expenses; (b) amounts paid out as, or paid for, prizes; (c) any credits or refunds made to customers, guests, or patrons of the Gaming Facility not considered an Operating Expense and not applied in any prior period to reduce revenues; and (d) cash or proceeds of any lost or discarded claims generated by Gaming devices or otherwise arising out of any other Gaming activities at the Gaming Facility that are not retained by the Gaming Facility provided that no such cash or proceeds shall be retained by the Gaming Facility except as and to the extent mutually agreed by the parties in writing.

“Furnishings and Equipment” means all furniture, furnishings, and equipment required for the operation of the Gaming Facility, including, without limitation: (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment; (ii) Gaming machines, video games of chance, table games, keno equipment and other Gaming equipment; (iii) office furnishings and equipment; (iv) specialized equipment necessary for the operation of any portion of the Gaming Facility for accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; (v) removable generators, uninterrupted power supply (UPS); and (vi) all other furnishings and equipment now or hereafter located and installed in or about the Gaming Facility which are used therein.  For purposes of clarity, "Furnishings and Equipment" does not include fixtures or other improvements to real property.

With additional definitions as follows:

“Compact” means any tribal-state compact executed between the Tribe and the State of California entered into and approved by the United States Secretary of the Interior either before or after the Effective Date of this Agreement, and any amendments or modifications thereto.

“Gaming Facility” means all buildings, structures and improvements located on the Gaming Facility Site, together with all Furnishings and Equipment and personal property (whether tangible or intangible) to be used in connection with the operation of Gaming or in connection with any non-Gaming business activities conducted therein such as operation of any food and beverage outlets, retail outlets, and any other business enterprises located on the Gaming Facility Site designed to promote, support, or enhance the Gaming Facility operations.

“Gaming Facility Site” means the land as shown on Exhibit A-1 attached hereto, which includes, but is not limited to, access, ingress and egress to such land or lands.

“General Council” means the membership of the Tribe.

“Jamul Tribal Court” means the Tribal Court of the Jamul Indian Village or such other court or duly constituted judicial instrumentality of the Tribe designated as the Jamul Tribal Court by the General Council.

“Operating Expenses” means the cash flow reasonably required for the costs associated with the operation of the Gaming Facility, including but not limited to any hotel, restaurant, food and beverage service, retail outlet, meeting space, swimming pool, fitness center, childcare, kids arcade and any other commercial business areas located on the Gaming Facility Site.  Notwithstanding anything to the contrary herein, Operating Expenses shall not include any debt service or capital lease payments.

“Tribal Authority” means any and all governmental, quasi-governmental or regulatory authorities, bodies, commissions, committees, boards, bodies, instrumentalities, agencies, tribunals or courts (including any inter-tribal courts) established under Tribal Law or having any authority of the Tribe under Tribal Laws, including the Tribal Council, the General Council and the Intertribal Court of Southern California.  As used by the parties in this Agreement or otherwise, the phrase "court of competent jurisdiction" shall be deemed not to include any Tribal Authority.

“Tribal Council” means the Jamul Executive Committee, as duly constituted from time to time.

“Tribal Law” or “Tribal Laws” means the laws of the Tribe, including, without limitation, its Constitution, articles and by-laws, and any other existing or future law, statute, rule, regulation, resolution, procedure, ordinance, tradition or policy of the Tribe, the Tribal Council or the General Council, or any rule, procedure, ruling, decision, determination, tradition or policy of any Tribal Authority, in each instance whether published or unpublished, written or oral, and each as amended from time to time.

EXHIBIT B

List of Subordinate Loan Documents

1.	Promissory Note [Tribal Support Note] dated November 22, 2011, made by Jamul Indian Village and Jamul Gaming Authority, as amended by this Agreement.

2.
Promissory Note [Existing Loan Note] dated November 22, 2011, made by Jamul Indian Village and Jamul Gaming Authority, in the original principal amount of $40,526,396.70 plus Capitalized Interest (as defined therein), as amended by this Agreement.

3.	Promissory Note [Development Loan Note] dated November 22, 2011, made by Jamul Indian Village and Jamul Gaming Authority, as amended by this Agreement.

4.	Amended and Restated Security Agreement dated November 22, 2011, made by Jamul Indian Village and Jamul Gaming Authority in favor of Lakes Jamul Development, LLC.

5.	Amended and Restated Dominion Account Agreement dated as of November 22, 2011, made by Jamul Indian Village and Jamul Gaming Authority in favor of Lakes Jamul Development, LLC.